Exhibit 23.2




                          CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the incorporation by reference in the

           Prospectus constituting part of this Registration Statement on

           Form S-3 of Viacom Inc. of our reports dated June 3, 1994,

           appearing on page F-2 and page 4 of Item 14(a) in the

           Paramount Communications Inc. Transition Report on Form 10-K

           for the eleven-month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994 and as

           further amended by Form 10-K/A Amendment No. 2 dated August 12,

           1994.  We also consent to the reference to us under the

           heading "Experts" in such Prospectus.



           /s/ Price Waterhouse LLP

           PRICE WATERHOUSE LLP

           New York, New York
           October 14, 1994